PEAR TREE FUNDS 485BPOS

Exhibit 99.28(q)(10)

PEAR TREE FUNDS

Form of Power of Attorney

POWER OF ATTORNEY

Know all men by these presents, that the undersigned, a [Trustee/Officer] of Pear Tree Funds, a Massachusetts business trust (the “Trust”), which is registered under the Investment Company Act of 1940, as amended, does hereby constitute and appoint Willard L. Umphrey, Leon Okurowski, and Deborah A. Kessinger, and each of them, acting singly, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to:

1.	Sign and file with the Securities and Exchange Commission (the “Commission”) and any state securities regulators:

○	Any registration statement, including any pre-effective and post-effective amendments thereto, filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and/or the Investment Company Act of 1940, as amended (the “1940 Act”), or both;

○	Any reports, filings, applications, or other documents filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

○	Any notices or filings pursuant to Rule 497, Form N-1A, Form N-14, Schedule 14A, Schedule 14C, Form N-CSR, Form N-CEN, Form N-PX, and any similar or successor forms; and

○	Any other instruments or documents as may be necessary or desirable in connection with the registration, offering, or ongoing compliance obligations of the Trust or its series or classes thereunder;

2.	Perform any and all acts necessary or appropriate to enable the Trust to comply with the Securities Act, the Exchange Act, the 1940 Act, and any rules, regulations, releases, guidance or requirements of the Commission or other regulatory bodies;

3.	Do and perform any and all other acts necessary or appropriate in connection with the foregoing, including, without limitation, the authority to appoint or substitute other attorneys-in-fact to act under this Power of Attorney with the same powers as granted herein;

Hereby granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing necessary or proper to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitutes or delegates, shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the Trust or to the attorney(s)-in-fact herein appointed.

IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand this ___ day of __________, 20.

Name: [Full Name of Trustee/Officer]
Title: [Trustee / President / Secretary / etc.]
Pear Tree Funds